                                                                   EXHIBIT 10.20


        EMPLOYMENT AGREEMENT dated September 30, 1994 between SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Company"), and Martin Sperber ("Sperber").

        Sperber is currently Chairman of the Board, Chief Executive Officer and President of the Company. The Company recognizes that Sperber has made substantial contributions to the success of the Company over a long period of time and desires to assure the Company of Sperber's continued service and Sperber desires to continue to perform services for the Company.

        In consideration of the agreements hereinafter set forth, the Company and Sperber agree as follows:

1. EMPLOYMENT
   ----------

        1.1  Capacity; Duties.  The Company hereby employs Sperber as the
             ----------------
Company's Chairman of the Board, Chief Executive Officer and President. Sperber shall have supervision over the business and affairs of the Company and its subsidiaries, shall report and be responsible only to the Board of Directors of the Company, and shall have powers and authority superior to those of any other officer or employee of the Company or any of its subsidiaries and any other person involved with the business and affairs of the Company or any of its subsidiaries. (While Sperber currently holds certain titles and responsibilities, it is contemplated that, at some point, one or more, but not all, of such titles and/or responsibilities will with Sperber's consent, which consent may be withheld in his sole discretion, be conferred by the Board of Directors upon another person or persons without any diminution in the compensation or benefits payable to Sperber hereunder, so long as Sperber continues to devote substantially all of his business time to the Company in at least one of his current capacities). Sperber accepts such employment and agrees to devote substantially all of his business time and effort in furtherance of his duties and responsibilities hereunder. In such connection, Sperber shall not be required to relocate his residence or perform services which would make the continuance of his current residence inconvenient to him.

        1.2  Employment Period. Sperber's employment shall be for the period
             -----------------
commencing on January 1, 1994 and ending on the fifth anniversary thereof (the "Employment Expiration Date"), unless terminated earlier pursuant to Section 4 hereof (the "Employment Period").

2.  COMPENSATION
    ------------

        2.1  Base Salary. As compensation for Sperber's employment hereunder,
             -----------

Sperber shall be entitled to receive a base salary (the "Base Salary") at a rate of $600,000 per annum for the first two years of the Employment Period and $700,000 per annum for the next three years of the Employment Period, payable in accordance with the Company's normal payroll practices for its senior executive officers from time to time in effect.

        2.2  Incentive Compensation. Sperber shall be entitled to receive for
             ----------------------
each year of the Employment Period, in addition to his Base Salary, such incentive compensation as determined by the Compensation Committee of the Board of Directors (the "Compensation Committee") based on Sperber's performance during that year (the "Incentive Compensation"). It is contemplated that the Compensation Committee will award Incentive Compensation to Sperber in the range of $250,000 to $500,000 per year, in the absence of extraordinary circumstances, whether positive or negative, when and as the Company awards incentive bonuses to its other senior executives; provided that if Sperber's employment is terminated during any year prior to the Employment Expiration Date, the Incentive Compensation for such year shall be based on objective criteria, if any, established by the Compensation Committee; and provided, further, that if no such objective criteria have been established by the Compensation Committee, the Incentive Compensation for such year shall be an amount equal to $250,000 plus the product of (x) the fraction derived by dividing (i) the sum of the actual cash incentive compensation earned by each of the three most senior executives of the Company (other than Sperber) in the year Sperber's employment is terminated less the sum of the minimum cash incentive compensation contemplated for such executives for such year (as set forth in the cash incentive compensation range established for such executives, in the absence of extraordinary circumstances, by the Compensation Committee), by
(ii) the sum of the maximum cash incentive compensation contemplated for such executives for such year (as set forth in the cash incentive compensation range established for such executives, in the absence of extraordinary circumstances, by the Compensation Committee) less the sum of the minimum cash incentive compensation contemplated for such executives for such year (as set forth in the cash incentive compensation range established for such executives, in the absence of extraordinary circumstances, by the Compensation Committee) and (y) $250,000.

        2.3  Expenses. The Company shall promptly reimburse Sperber for all
             --------
expenses reasonably incurred by him in performance of his duties under this Agreement, in accordance with the Company's policies and practices in effect from time to time.

3.  BENEFITS
    --------

        3.1  Benefits. During the Employment Period, Sperber shall be entitled
             --------
to participate, to the extent eligible thereunder, in all benefit and perquisite plans, policies and programs, in accordance with the terms thereof, as are generally provided from time to time by the Company for its senior executive officers and without limiting the foregoing, those benefits and perquisites listed on Schedule 1 attached hereto; provided, that if such benefit or
                                      --------
perquisite is one that is
generally provided by the Company on the date hereof to its senior executive officers, Sperber's right to participate in such benefit or perquisite plan shall continue only as long as such benefit or perquisite is provided to the senior executive officers of the Company. Unless Sperber's employment shall have been terminated for Cause (as defined in Section 4.3 hereof), during the period commencing on the date Sperber ceases to be an employee of the Company and continuing for the life of Sperber and for the life of his spouse, the Company shall continue the participation of Sperber and his spouse in all health, medical and dental benefit plans, policies and programs in effect from time to time with respect to the senior executive officers of the Company generally (at the same levels and at the same premium cost, if any, to the senior executive officers of the Company generally); provided that, if Sperber's or his spouse's continued participation thereunder is not possible under the general terms and provisions thereof, the Company shall provide such benefits at such levels to Sperber and his spouse either by obtaining other insurance or by self-insuring such amounts and shall make such additional payments to Sperber and his spouse as may be necessary to put the recipient in the same after-tax position as if such benefits were provided under such plans, policies and programs, net of any payments or benefits either of them shall receive with respect to health, medical and dental costs other than pursuant to this Section 3.1.

        3.2  Supplemental Retirement Plan. Commencing on the first day of the
             ----------------------------
month following the month in which Sperber is no longer employed by the Company on a full-time basis for any reason (including death) other than a termination for Cause, or such later date as Sperber (or his Spouse, if he is not then living) shall determine, and continuing monthly thereafter during Sperber's (and upon Sperber's death, his Spouse's) lifetime, the Company shall pay to Sperber (and upon Sperber's death, his Spouse if she shall then be living) an amount equal to 45% of Average Monthly Cash Compensation (as defined below), reduced by
(i) the hypothetical monthly amount that would be receivable by Sperber under the Company's Qualified Retirement Plans (as defined below) if Sperber's benefits thereunder were being paid as a straight life annuity commencing at age 65, and (ii) the hypothetical monthly and primary social security that would be received by Sperber if he commenced social security at age 65. Notwithstanding the foregoing, if Sperber is married at the time of commencement of the aforesaid benefit, such benefit (but not including the reduction in the benefit attributable to amounts to be received under the Company's Qualified Retirement Plans) shall be actuaria11y adjusted until such time as Sperber shall no longer be married to his Spouse (including by reason of his Spouse's death) to take into account the hypothetical payment of a reduced joint-and-50% annuity form of benefit to Sperber and his Spouse rather than the aforesaid straight life annuity form of benefit. For purposes of this Section, "Average Monthly Cash Compensation" shall mean Sperber's Average Total Cash

Compensation divided by 12; "Average Total Cash Compensation" shall mean the average of the highest three of the last five full fiscal years of Total Cash Compensation (as defined below) occurring prior to the date Sperber's employment is terminated; "Total Cash Compensation" shall mean (y) for any full fiscal year during the Employment Period, the sum of Sperber's Base Salary and Incentive Compensation earned in respect of such fiscal year, or (z) for any full fiscal year occurring prior to the Employment Period, the sum of Sperber's aggregate base salary and incentive compensation earned in respect of such fiscal year as reflected on the Company's books and records; "Qualified Retirement Plans" shall mean any plan which the Company sponsors or in which it participates and which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that if the benefit under such plan includes amounts attributable to Sperber's salary reduction or after-tax contribution to such plan, the amounts attributable to such contributions and earnings thereon shall be disregarded in determining the monthly amount attributable to such plan, and "Spouse" shall mean Sperber's spouse, if any, to whom he is married at the time of commencement of the benefits described in this Section 3.2. In converting the benefits into a life annuity form or spousal benefit, the calculations shall be made at the time of commencement of benefits and not recalculated (unless and until Sperber shall no longer be married to his Spouse (including by reason of his Spouse's death)), and an interest rate equal to the Pension Benefit Guaranty Corporation interest rate for immediate annuities in effect on the first day of the calendar year in which benefits are to commence shall be used and the 83 IA Male mortality table shall be used. It is expressly acknowledged and agreed that the determination of the amounts payable to Sperber and his Spouse under this Section 3.2 shall not in any way cause Sperber or his Spouse to elect to take monthly distributions from the Company's Qualified Retirement Plans or any other payment form, and any and all permissible payment elections shall be available to him and his Spouse.

4.  TERMINATION
    -----------

        4.1  Termination of Employment. Sperber's employment shall terminate
             -------------------------
prior to the Employment Expiration Date only (a) upon Sperber's death; (b) by action of the Board of Directors with or without Cause or due to Sperber's Disability (as defined in Section 4.2 hereof); (c) by Sperber following a material breach of this Agreement or the Sperber Option Agreement by the Company which is not cured within 30 days after notice from Sperber thereof; or (d) by Sperber upon 30 days prior written notice to the Company.

        4.2  Disability. If, by reason of physical or mental disability,
             ----------
Sperber is unable to carry out his duties for more than 180 days in any twelve-month period ("Disability"), the Company may terminate Sperber's employment hereunder. During any period of Disability prior to such termination, Sperber shall continue to receive all compensation and other benefits provided herein as if he had not been disabled at the time, in the amounts and in the manner provided herein, provided that the Company shall be entitled to a credit with regard to the amount, if any, paid to Sperber during such period under any long term or other disability plan maintained by the Company for the benefit of Sperber.

        4.3  Cause. For purposes of this Agreement, the term "Cause" shall be
             -----
limited to any action by Sperber during the Employment Period (i) involving willful malfeasance having a material adverse effect on the Company (other than his voluntary resignation pursuant to Sections 4.1(c) or 4.1(d) hereof), or (ii) constituting a material breach of this Agreement which is not cured within 30 days after notice from the Company thereof.

5.  CONSEQUENCES OF TERMINATION
    ---------------------------

        5.1  Death. If Sperber's employment hereunder is terminated by reason
             -----
of Sperber's death, Sperber's estate shall be paid those obligations accrued hereunder at the date of his death, consisting of, for this purpose, only (a) Sperber's unpaid Base Salary through the date of termination, (b) any deferred compensation earned (together with any accrued earnings thereon) but not yet paid, (c) any Incentive Compensation awarded to Sperber but not yet paid for the year preceding the year of termination, (d) any Incentive Compensation for the year of termination as determined in accordance with Section 2.2 hereof, (e) any accrued vacation pay, and (f) any other amounts or benefits owing to Sperber or his beneficiaries under the then applicable benefit plans, policies and programs of the Company. (Such amounts specified in clauses
(a) through (f) above are hereinafter referred to as "Accrued Obligations".) Unless otherwise previously directed by Sperber (or, in the case of any benefit plan qualified under Section 401(a) of the Code (a "Qualified Plan"), as may be required by such Qualified Plan), all Accrued Obligations shall be paid, to the extent such obligations are able to be paid in a lump sum, to Sperber's estate or designated beneficiaries, as the case may be, in a lump sum in cash within 30 days after the date of Sperber's death, and otherwise, in accordance with the terms of the relevant plan or applicable law. Sperber shall also be entitled to all rights and benefits, to the extent not duplicative of the Accrued Obligations, under benefit and incentive plans in accordance with the respective terms of such plans. Nothing in this Section 5.1 shall be deemed to limit the right of Sperber's spouse to receive the benefits referred to in Sections 3.1 and 3.2 hereof.

        5.2  Disability. If Sperber's employment is terminated by reason of
             ----------
Sperber's Disability, unless otherwise directed by Sperber, Sperber shall be paid all Accrued Obligations, to the extent such obligations are able to be paid in a lump sum, in a lump sum in cash within 30 days after the date of termination due to Sperber's Disability, and otherwise, in accordance with the terms of the relevant plan or applicable law. Nothing in this Section 5.2 shall be deemed to limit Sperber's and his spouse's right to receive the benefits referred to in Sections 3.1 and 3.2 hereof.

        5.3  Termination for Cause. If Sperber's employment with the Company is
             ---------------------
terminated for Cause, Sperber shall receive only Accrued Obligations (other than the obligation specified in clause (d) of Section 5.1 hereof) at the date of termination, to be paid to Sperber, if able to be paid in a lump sum, in a lump sum in cash within 30 days after the date of termination, and otherwise, in accordance with the terms of the relevant plan or applicable law. Benefits and rights under any benefit or incentive plan shall be paid or retained in accordance with the terms of such plan.

        5.4 Company Termination Without Cause. If Sperber's employment with the
            ---------------------------------
Company is terminated pursuant to Section 4.1(c) hereof or by the Company without Cause, the Company shall pay or provide, as the case may be, the following payments and benefits upon such termination:

        (a) The Company shall pay to Sperber, if able to be paid in a lump sum, in a lump sum in cash within thirty days after the date of termination, and otherwise, in accordance with the terms of the relevant plan or applicable law, any Accrued Obligations at the date of termination.

        (b) The Company shall pay to Sperber, as severance pay, the Base Salary payable to Sperber from the date of termination through the Employment Expiration Date, payable when and as the Company pays salary to its senior executives.

        (c) The Company shall pay to Sperber, as severance pay, when and as the Company pays salary to its senior executives an amount equal to the product of
(i) a fraction, the numerator of which is the Incentive Compensation earned by Sperber for the last full year of employment 1mmediately prior to termination, as determined in accordance with Section 2.2 hereof, and the denominator of which is 365 and (ii) the number of days from the date of termination through the Employment Expiration Date; provided, however, that the maximum
                                        --------  -------
amount that the Company shall pay to Sperber under this Section 5.4(c) is the product of (I) the amount referred to in clause (i) above and (II) 730.

        (d) Nothing contained in this Section 5.4 shall be deemed to limit in any way Sperber's and his spouse's right to receive the benefits referred to in Sections 3.1 and 3.2 hereof.

        5.5 Sperber's Voluntary Resignation. If Sperber voluntarily
            --------------------------------
terminates his employment with the Company prior to the Employment Expiration Date other than pursuant to Section 4.1(c) hereof, the Company shall pay or provide, as the case may be, the following payments and benefits upon such termination:

        (a) The Company shall pay to Sperber, if able to be paid in a lump sum, in a lump sum in cash within thirty days after the date of termination, and otherwise, in accordance with the terms of the relevant plan or applicable law, any Accrued Obligations at the date of termination.

        (b) The Company shall pay to Sperber, as severance pay, if any, a lump sum in an amount determined by the Compensation Committee of the Board of Directors.

        (c) Nothing contained in this Section 5.5 shall be deemed to limit in any way Sperber's and his spouse's right to receive the benefits referred to in Sections 3.1 and 3.2 hereof.

6.   CONFIDENTIAL INFORMATION, NON-COMPETITION, ETC.
     -----------------------------------------------

        (a) Sperber shall not, without the prior written consent of the Company, communicate or divulge (other than in the regular course of the Company's business) to anyone other than the Company, its subsidiaries and those designated by it, any confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, or to any of their respective businesses, obtained by Sperber before or during the Employment Period from the Company or any of its subsidiaries, except to the extent (A) Sperber determines in good faith that it is in the best interest of the Company to do so, (B) Sperber is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Company shall be given prompt notice of such intention to divulge and an opportunity to object to such disclosure), or (C) such information, knowledge or data is public knowledge or generally known within the Company's industry other than through improper disclosure by Sperber.

        (b) Until the second anniversary of the date on which the Company makes its final Base Salary payment to Sperber pursuant to this Agreement, Sperber will not (other than on behalf of the Company) directly or indirectly:

                (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any other capacity whatsoever (other than as the holder of not more than three percent of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products developed or being developed, produced, marketed or sold by the Company while Sperber was employed or retained as consultant by the Company; or

                (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company (other than his personal secretary) to terminate their employment with, or otherwise cease their relationship with, the Company.

        (c) If any restriction set forth in Section 6(b) hereof is found by any court of competent jurisdiction or arbitrator to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range or activities or geographic area as to which it may be enforceable.

        (d) The restrictions contained in Sections 6(a) and 6(b) hereof are necessary for the protection of the business and goodwill of the Company and are considered by Sperber to be reasonable to such purpose. Sperber agrees that any breach of Sections 6(a) or 6(b) hereof will cause the Company substantial and irreparable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief. In no event shall an asserted violation of the provisions of Sections 6(a) or 6(b) hereof constitute a basis for deferring or withholding any amounts otherwise payable to Sperber under this Agreement.

        (e) Upon termination of Sperber's employment with the Company, Sperber shall promptly deliver to the Company all records, files, memoranda, notes, data, reports, price lists, customer lists, plans, computer programs, software, software documentation, laboratory and research notebooks and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company.

7.  NO MITIGATION; NO SET-OFF
    -------------------------

        The Company agrees that if Sperber's employment with the Company is terminated (including, without limitation, as provided in Section 4.1(c) hereof) prior to the Employment

Expiration Date for any reason whatsoever, Sperber is not required to seek other employment or to attempt in any way to reduce any amounts payable to Sperber by the Company pursuant to this Agreement. Further, the amount of any payment provided for in this Agreement shall not be reduced by any compensation earned by Sperber as the result of employment by another employer or otherwise; and the amount of any benefit (other than the health, medical and dental benefits provided for in Section 3.1 hereof) provided for in this Agreement shall not be reduced by any benefit provided to Sperber as the result of employment by another employer or otherwise. The Company's obligations to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder or under any other agreement shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company or any other person may have against Sperber.

8.  LEGAL FEES
    ----------

        If Sperber sues to collect or negotiates and reaches a settlement for any part or all of the payments provided for hereunder (or otherwise successfully enforces the terms of this Agreement) by or through a lawyer or lawyers, the Company shall advance all reasonable costs of such collection or enforcement, including reasonable legal fees and disbursements and other fees and expenses which Sperber may incur, promptly after submission of documentation reasonably acceptable to the Company in respect of such costs and expenses. All amounts paid by the Company shall promptly be refunded to the Company if and when a court of competent jurisdiction issues an unappealable order to the effect that the Company is entitled to have such sums refunded.

9. SUCCESSORS; BINDING AGREEMENT
   -----------------------------


        (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, provided that Sperber need only be the senior executive officer with the authority, powers and responsibilities set forth in Section 1.1 hereof with respect to the subsidiary or subdivision which operates the business of the Company as it exists on the date of such business combination. Failure of the Company to obtain such express assumption and agreement at or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Sperber to compensation and benefits from the Company in the same amount and on the same terms to which Sperber would be entitled hereunder if the Company terminated his employment without Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        (b) The Company may not assign this Agreement except in connection with, and to the acquiror of, all or substantially all of the business or assets of the Company, provided such acquiror expressly assumes and agrees in writing to perform this Agreement as provided in Section 9(a) hereof.

        (c) This Agreement shall inure to the benefit of and be enforceable by Sperber and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Sperber should die while any amount would still be payable to him hereunder had he continued to live, a11 such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is not such designee, to his estate.

        (d) The parties agree that Sperber's current spouse is a third party beneficiary of the provisions of Sections 3.1, 3.2 and Article 5 hereof, with the right to enforce such provisions as fully as if she were a party to this Agreement.

10.  MISCELLANEOUS
     -------------

        (a) Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly made or given when hand delivered, one business day after being transmitted by telecopier (confirmed by mail) or sent by overnight courier against receipt, or five days after being mailed by registered or certified mail, postage prepaid, return receipt requested to the party to whom such communication is given at the address set forth below, which address may be changed by notice given in accordance with this Section:

        If to the Company:

            Schein Pharmaceutical, Inc.
            100 Campus Drive
            Florham, N.J. 07932
            Attention: Corporate Secretary

        If to Sperber:

            Martin Sperber
            6 Casper Court
            Florham Park, N.J. 07932

        (b) If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

        (c) No provision of this Agreement may be modified, waived or discharged orally, but only by a waiver, modification or discharge in writing signed by Sperber and such officer as may be designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

        (d) This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Sperber with respect to the subject matter hereof.

        (e) This Agreement shall be construed, interpreted, and governed in accordance with the laws of New York, without reference to rules relating to conflicts of law.

        (f) The section headings herein are for the purpose of convenience only and are not intended to define or limit the contents of any section.

        (g) The parties may sign this Agreement in counterparts, all of which shall be considered one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                                        SCHEIN PHARMACEUTICAL, INC.

                                        By: /s/
                                           -------------------------------
                                            Authorized Officer


                                        /s/ Martin Sperber
                                        ----------------------------------
                                        MARTIN SPERBER

                                AMENDMENT NO. 1
                                    TO THE
                          EMPLOYMENT AGREEMENT DATED
                          SEPTEMBER 30, 1994 BETWEEN
                SCHEIN PHARMACEUTICAL, INC. AND MARTIN SPERBER


Reference is made to the Employment Agreement dated September 30, 1994 between Schein Pharmaceutical, Inc. and Martin Sperber (the "Employment Agreement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Employment Agreement.

1. Section 1.2 of the Employment Agreement is amended to read in its entirety as follows:

               "1.2 Employment Period. Sperber's employment shall be for the
                    -----------------
period commencing on January 1, 1994 and ending on January 1, 2000 (the "Employment Expiration Date"), unless terminated earlier pursuant to Section 4 hereof (the "Employment Period")."

2. In Section 3.2 of the Employment Agreement the definition of "Average Total Cash Compensation" shall be amended to read as follows:

        '"Average Total Cash Compensation" shall mean the average of the highest three of the last six full fiscal years of Total Cash Compensation (as defined below) occurring prior to the date Sperber's employment is terminated;'

Except as amended hereby, the Employment Agreement shall continue in full force and effect.

Dated as of March 6, 1998

                                                     SCHEIN PHARMACEUTICAL, INC.
/s/ Martin Sperber
-------------------------                            BY: Paul Feuerman
Martin Sperber                                          ------------------------
                                                          Authorized Officer